Capital World Growth and Income Fund
May 31, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 48K1 and 48K2, 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:

Item 48K1 and K2

Step	Asset Value (000's omitted)
K1) Maximum Asset value	$115,000,000
K2) Maximum Fee Rate	.35%

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$584,631
Class B	$240
Class C	$21,347
Class T	$-
Class F-1	$38,330
Class F-2	$76,764
Class F-3	$173
Total	$721,485
Class 529-A	$32,677
Class 529-B	$34
Class 529-C	$4,910
Class 529-E	$1,200
Class 529-T	$-
Class 529-F-1	$1,477
Class R-1	$1,718
Class R-2	$7,032
Class R-2E	$200
Class R-3	$19,118
Class R-4	$20,044
Class R-5	$14,801
Class R-5E	$115
Class R-6	$124,987
Total	$228,313
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.5200
Class B	$0.1900
Class C	$0.3345
Class T	$-
Class F-1	$0.5111
Class F-2	$0.5738
Class F-3	$0.2416
Class 529-A	$0.5051
Class 529-B	$0.1900
Class 529-C	$0.3309
Class 529-E	$0.4553
Class 529-T	$-
Class 529-F-1	$0.5562
Class R-1	$0.3443
Class R-2	$0.3447
Class R-2E	$0.4299
Class R-3	$0.4488
Class R-4	$0.5174
Class R-5E	$0.5714
Class R-5	$0.5863
Class R-6	$0.5969
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	1,108,358
Class B	-
Class C	58,036
Class T*	-
Class F-1	74,203
Class F-2	141,099
Class F-3	13,030
Total	1,394,726
Class 529-A	65,849
Class 529-B	-
Class 529-C	14,843
Class 529-E	2,662
Class 529-T*	-
Class 529-F-1	2,788
Class R-1	4,752
Class R-2	19,306
Class R-2E	756
Class R-3	41,561
Class R-4	38,513
Class R-5	24,599
Class R-5E	218
Class R-6	229,643
Total	445,490
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$48.95
Class B	$-
Class C	$48.39
Class T	$48.96
Class F-1	$48.85
Class F-2	$48.92
Class F-3	$48.97
Class 529-A	$48.80
Class 529-B	$-
Class 529-C	$48.54
Class 529-E	$48.72
Class 529-T	$48.96
Class 529-F-1	$48.85
Class R-1	$48.46
Class R-2	$48.34
Class R-2E	$48.77
Class R-3	$48.62
Class R-4	$48.84
Class R-5E	$48.91
Class R-5	$48.98
Class R-6	$48.98
* Amount less than one thousand